Exhibit 23.1

CONSENT OF MOHLER, NIXON & WILLIAMS ACCOUNTANCY CORPORATION, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38080) of Agilent Technologies, Inc. of our report dated May 17, 2004, with respect to the financial statements and schedule of the Agilent Technologies, Inc. 401(k) Plan included in this Annual Report on Form 11-K.

/s/ Mohler, Nixon & Williams
MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California

June 25, 2004